Exhibit 99.2

Tesoro Logistics LP Prices Public Offering of 2,100,000 Common Units

SAN ANTONIO – August 19, 2014 – Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today announced that is has priced its previously announced underwritten public offering of 2,100,000 common units representing limited partner interests in the Partnership for total gross proceeds (before underwriting discounts and estimated offering expenses) of approximately $144 million. The offering is expected to close on or about August 22, 2014, subject to customary closing conditions.

The Partnership expects to use the net proceeds from the offering for redeeming a portion of its 5.875% Senior Notes due 2020, plus accrued and unpaid interest to the date of redemption. This press release does not constitute a notice of redemption of its 5.875% Senior Notes due 2020.

UBS Investment Bank and BofA Merrill Lynch are acting as joint book-running managers for the offering. The underwriters have offered the common units in one or more transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. A copy of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, by sending a request to:

UBS Investment Bank

Attention: Prospectus Dept.

299 Park Avenue

New York, NY 10171

Telephone: (888) 827-7275

BofA Merrill Lynch

Attention: Prospectus Department

222 Broadway

New York, NY 10038

Email: dg.prospectus_requests@baml.com

You may also obtain these documents for free when they are available from the Securities and Exchange Commission (“SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Tesoro Logistics LP

Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation. The Partnership is designed to own, operate, develop and acquire crude oil and refined products pipelines, terminals, tankage, and other transportation and logistics assets primarily in the Western and Mid-Continent regions of the United States.

Please visit us at: www.tesorologistics.com

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and difficult to predict. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Partnership’s Annual Report on Form 10-K filed on February 24, 2014 and Quarterly Reports on Form 10-Q filed on May 2, 2014 and August 1, 2014. All forward-looking statements attributable to the Partnership or persons acting on the Partnership’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Partnership’s view only as of the date of this press release. The Partnership undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702